UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2023

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TIANCI INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

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Nevada	333-184061	45-5540446
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

20 Holbeche Road, Arndell Park, NSW, Australia 2148

(Address of Principal Executive Office) (Zip Code)

61-02-9672-1899

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03	AMENDMENT TO ARTICLES OF INCORPORATION

On January 26, 2023 the Registrant filed with the Nevada Secretary of State a Certificate of Amendment of Articles of Incorporation (the “Amendment”). The Amendment amended Article 3 of the Articles of Incorporation to provide that the authorized capital stock of the Registrant will be 120,080,000 shares of capital stock consisting of 100,000,000 shares of common stock, $0.0001 par value, 80,000 shares of Series A Preferred Stock, $0.0001 par value, and 20,000,000 shares of undesignated preferred stock, $0.0001 par value.

Each share of Series A Preferred Stock may be converted by the holder of the share into 100 shares of common stock, subject to equitable adjustment of the conversion rate. The holder of Series A Preferred Stock will have voting rights equal to the holder of the number of shares of common stock into which the Series A Preferred Stock is convertible. Upon liquidation of the Registrant, each holder of Series A Preferred Stock will be entitled to receive, out of the net assets of the Registrant, $0.01 per share, then to share in the distribution on an as-converted basis.

The Board of Directors shall have authority, without shareholder approval, to amend the Registrant’s Articles of Incorporation to divide the class of Preferred Stock into series, and to determine the relative rights and preferences of the shares of each series, including (i) voting power, (ii) the rate of dividend, (iii) the price at which, and the terms and conditions on which, the shares may be redeemed, (iv) the amount payable upon the shares in the event of liquidation, (v) any sinking fund provision for the redemption or purchase of the shares, and (vi) the terms and conditions on which the shares may be converted to shares of another series or class, if the shares of any series are issued with the privilege of conversion.

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES
ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT
ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On January 27, 2023 the Registrant sold 80,000 shares of Series A Preferred Stock to RQS Capital Limited. The shares were sold for a cash payment of $24,000, which was contributed to the Registrant’s capital on behalf of RQS Capital Limited by members of its management. The shares were issued in a private offering to an investor that was acquiring the shares for its own account. The offering, therefore, was exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act. The sale was also exempt from registration pursuant to Rule 902(1)(i) of Regulation S, as the purchaser was a non-U.S. person and Rule 903 was complied with.

The Registrant remains a shell company after completion of the sale of the Series A Preferred Stock.

The Series A Preferred Stock purchased by RQS Capital Limited holds 76.55% of the aggregate voting power of the Registrant.

Immediate upon the purchase of the Series A Preferred Shares, the Board of Directors of the Registrant appointed Shufang Gao, the Chairman of RQS Capital Limited and a member of the Registrant’s Board of Directors, to replace Zhigang Pei as the Registrant’s Chief Executive Officer; Zhigang Pei will remain a member of the Registrant’s Board of Directors and the Chief Financial Officer of the Registrant. The Board of Directors also appointed Ying Deng to serve as a member of the Registrant’s Board of Directors and as Vice President of the Registrant. Information concerning Shufang Gao is available in the Registrant’s Annual Report on Form 10-K for the year ended July 31, 2022. Information concerning Ying Deng follows:

Ying Deng. Ms. Deng has over fifteen years of experience in corporate finance, asset management and banking. Ms. Deng has been employed by RQS Capital Limited since September 2022 as a Director responsible for business development and financial planning. Since July 2017 Ms. Deng has been employed as Director and Chief Executive Officer by Shenzhen Dandelion Club Investment Development Co., Ltd., where she is responsible for project due diligence and investment management. Since June 2011 Ms. Deng has been employed as a Director by Roshing International Co., Ltd., where she is responsible for strategic planning and daily operations.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

10-a	Certificate of Amendment of Articles of Incorporation filed on January 26, 2023.
104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Tianci International, Inc.

Date: January 27, 2023	By:	/s/ Shufang Gao Shufang Gao, CEO

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